SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2006
U-Store-It Trust
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

6745 Engle Road
Suite 300
Cleveland, OH		44130
(Address of principal executive offices)		(Zip Code)
(440) 234-0700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Principal Officer
On April 5, 2006, U-Store-It Trust (the “Company”) received notice from Steven G. Osgood, the Company’s President and Chief Financial Officer, of his intent to resign from the Company effective April 20, 2006. The Company’s press release announcing Mr. Osgood’s resignation is attached to this current report as Exhibit 99.1 and is incorporated by reference into this report.
Item 5.02(c) Appointment of Principal Officer
Upon the departure of Mr. Osgood, Tedd D. Towsley, the Company’s current Vice President and Treasurer, will serve as its Chief Financial Officer on an interim basis. Mr. Towsley, age 51, has served as the Company’s Vice President and Treasurer since its initial public offering in October 2004. Mr. Towsley served as Executive Vice President and Controller of U-Store-It Mini Warehouse Co. from 2001 to 2004, and as Controller of U-Store-It Mini Warehouse Co. from 1994 until 2001. Mr. Towsley was a member of the auditing staff of Touche Ross & Co. from 1977 to 1981.
The Company previously entered into an employment agreement with Mr. Towsley pursuant to which Mr. Towsley agreed to serve as the Company’s Vice President and Treasurer. A summary description of Mr. Towsley’s employment agreement is set forth in the section entitled “Executive Compensation and Other Information—Employment and Noncompetition Agreements” in the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 25, 2005, which description is incorporated herein by reference.
No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Towsley and any trustee, nominee for election as a trustee or executive officer of the Company.
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) The following exhibits are included with this Report:
Exhibit 99.1 Press release dated April 10, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust
Date: April 10, 2006	By:	/s/ Robert J. Amsdell
Robert J. Amsdell
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release dated April 10, 2006

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